Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
of
HANDY & HARMAN LTD.

Pursuant to the Offer by

STEEL PARTNERS HOLDINGS L.P.

and

HANDY ACQUISITION CO.

to exchange each outstanding share of common stock of

HANDY& HARMAN LTD.

for

1.484 6.0% Series A preferred units of Steel Partners Holdings L.P.
(subject to the terms and conditions described in the prospectus/offer to exchange and the related letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF [_______], 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share, of Handy & Harman Ltd. (“HNH”) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “exchange agent”) prior to the expiration of the offer. This Notice of Guaranteed Delivery may be delivered by facsimile, hand, mail or overnight courier to the exchange agent and must include a guarantee by an eligible institution (as defined in “Exchange Offer Procedures — Procedures for Tendering”). See “Exchange Offer Procedures — Procedures for Tendering” in the enclosed prospectus/offer to exchange.

The exchange agent for the offer is:

If delivering by mail:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

P.O. Box 2042

New York, New York 10272-2042

Phone: Toll-free (877) 248-6417

(718) 921-8317

Fax (718) 234-5001

If delivering by hand, express mail, courier

or any other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The eligible institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal or an agent’s message (as defined in “Exchange Offer Procedures — Procedures for Tendering” in the prospectus/offer to exchange) and certificates for shares of HNH common stock to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

Ladies and Gentlemen:

Steel Partners Holdings L.P. (“SPLP”) and Handy Acquisition Co. (“Merger Sub”) are offering, upon the terms and subject to the conditions set forth in the enclosed prospectus/offer to exchange and related letter of transmittal, to exchange, for each outstanding share of common stock of HNH, par value $0.01 per share, not already owned by SPLP or any of its affiliated entities and which is validly tendered in the offer and not properly withdrawn, 1.484 6.0% Series A preferred units, no par value (the “SPLP preferred units”), of SPLP, together with cash in lieu of any fractional SPLP preferred units, without interest and less any applicable withholding taxes (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the related letter of transmittal, together with any amendments or supplements thereto, the “offer”).

Pursuant to the guaranteed delivery procedures set forth in “Exchange Offer Procedures — Procedures for Tendering” in the prospectus/offer to exchange, the undersigned hereby tenders to SPLP and Merger Sub the number of shares of common stock of HNH specified below, upon the terms and subject to the conditions set forth in prospectus/offer to exchange and the related letter of transmittal. The undersigned hereby acknowledges receipt of the letter of transmittal.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):
(Please type or print)
Address(es):
(Zip Code)
Name of Tendering Institution:

Area Code and Telephone No.(s):

☐ Check if delivery will be by book-entry transfer

Signature(s):

DTC Account No.:

Transaction Code No.:

Dated: , 2017

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an eligible institution (as defined in “Exchange Offer Procedures — Procedures for Tendering” in the prospectus/offer to exchange), hereby (i) represents that the above-named person(s) “own(s)” the shares of HNH common stock tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents that the tender of shares of HNH common stock effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to the exchange agent, at one of its addresses set forth above, of certificates representing the shares of HNH common stock tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such shares into the exchange agent’s account at The Depository Trust Company, in either case together with a properly completed and duly executed letter of transmittal or, in the case of a book-entry transfer, an agent’s message (as defined in “Exchange Offer Procedures — Procedures for Tendering” in the prospectus/offer to exchange), together with any other documents required by the letter of transmittal, all within three (3) Nasdaq Capital Market trading days after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name (Please Print or Type)

Title

Date: , 2017

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.